UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 2, 2004

             ZONE 4 PLAY, INC. (FORMERLY OLD GOAT ENTERPRISES, INC.) (Exact name of registrant as specified in its charter)



          Nevada                         333-91356               98-0374121
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)

              103 Foulk Road, Suite 202, Wilmington, Delaware 19803 (Address of principal executive offices and Zip Code)

                   4526 Neville Street, Burnaby, B.C. V5J 2G8
          (Former address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (302) 691-6177

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On February 5, 2004, we appointed Ernst & Young, Israel ("E&Y") as our new principal independent accountants with the approval of our Board of Directors. Accordingly, we dismissed Peach Goddard Chartered Accountants on February 5, 2004. Peach Goddard has acted as our principal independent accountant since the inception of our company in April 2002.

During our recent fiscal year ended March 31, 2003, and the subsequent interim period through February 5, 2004, the date of Peach Goddard's dismissal and the date of E&Y's appointment, there were no disagreements with Peach Goddard on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The report on the financial statements prepared by Peach Goddard for the fiscal year ended March 31, 2003 was, however, modified as to uncertainty as the report contained a modifying paragraph with respect to our ability to continue as a going concern.

We provided Peach Goddard with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided by Peach Goddard, dated February 5, 2004, is attached to this Form 8-K as an exhibit.

In connection with the fiscal year ended March 31, 2003 and the subsequent interim period through February 5, 2004, E&Y was not consulted on any matter relating to accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on our financial statements. In connection with the fiscal year ended March 31, 2003 and the subsequent interim period through February 5, 2004 preceding the change in accountants, E&Y did not provide any written or oral advice that was an important factor considered by it in reaching any decision as to the accounting, auditing or financial reporting issues.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On February 2, 2004, we consummated the purchase of 100% of the outstanding common stock of Zone 4 Play, Inc., a Delaware corporation pursuant to a Stock Purchase Agreement entered into between the parties on December 18, 2003 (the "SPA"), whereby we issued 10,426,190 shares of its common stock to the shareholders of Zone 4 Play, Inc. in exchange for 100% of the issued and outstanding shares of the common stock of Zone 4 Play, Inc. As a result of this acquisition, Zone 4 Play, Inc. becomes a wholly-owned subsidiary of the Registrant. The transactions contemplated under the SPA were approved by the written consent of a majority of our shareholders on December 22, 2003.

On December 22, 2003, a majority of our shareholders approved a change in our name to "Zone 4 Play, Inc." On February 5, 2004, we filed a Certificate of Amendment with the Nevada Secretary of State changing our name to "Zone 4 Play, Inc."

Pursuant to the terms of the SPA, on February 2, 2004, Lois Meisinger resigned her position as Chief Executive Officer and President of the Registrant, and Laurel Blanchard resigned her position as Chief Financial Officer of the Registrant. On February 2, 2004, the Board of Directors appointed Shimon Citron Chief Executive Officer and President, Haim Tabak, Chief Operating Officer, Uri Levy, Chief Financial Officer, Shachar Schalka, Chief Technology Officer and Gil Levi, Vice President of Research & Development of Registrant.

Shimon Citron, President and Chief Executive Officer, Age 48, Mr. Citron is a founder of the company and also acts as the CEO and a Director of the company's wholly owned subsidiaries in Israel and the UK. He has acted in these positions since 2001. From 1999-2001 he was the founder and President of Gigi Media Ltd., a private company based in Israel. From 1994 to 1999 he managed his own private investments in a number of startup companies in Israel.

Haim Tabak, Chief Operating Officer, Age 57, joined Zone4Play in January 2003 and held the position of COO and also acted as interim CFO of Zone4Play until handing over this responsibility to Mr. Uri Levy. Prior to joining Zone4Play, Mr. Tabak served as General Manager of Winner.com Ltd, Tel Aviv, Israel, a subsidiary of Winner.com, Inc from March 2000 to December 2002. From January 1998 until December 1999, he held the position of COO in Transtech Systems Ltd, an IT logistics solution provider located in Tel Aviv. Mr. Tabak is a graduate of the Tel Aviv University in Economics and Accounting.

Uri Levy, Chief Financial Officer, Age 34, joined the company in 2003, and is responsible for all its financial activities. Prior to joining the company, Mr. Levy served as VP finance in a state company, and as a comptroller of a communications software company. He began his career in an accounting firm as an accountant specializing in high tech companies. Mr. Levy holds a B.A. in business from Tel Aviv College of Management, and a Masters in Law from Bar Ilan University, and is a certified public accountant in Israel.

Shachar Schalka, Chief Technology Officer, Age 30, has over 5 years experience in Information System engineering from the Ben-Gurion Negev University. Mr. Schalka specializes in the development of business logic platforms based on RDBMS and e-commerce management and auditing tools. Mr. Schalka has held various technical, programming and managerial positions in Taldor Group, Agent Interactive and Zone4Play.

Gil Levi, Vice President of Research & Development, Age 31, Mr. Levi has over 5 years experience in Software Instruction & Design. Mr. Levi has extensive experience in the Gaming Industry with strong background in Cross-Platform game logic development and user interface programming. Prior to Zone4Play, Mr. Levi held the position of CTO for Gigi Media Ltd. as well as senior Software Programming Instructor. Mr. Levi holds a BA degree in Business Management specializing in Computers and Information Systems.

ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS

Pursuant to the terms of the SPA, on February 2, 2004, Jean Blanchard and Laurel Blanchard resigned as directors of the Registrant without disagreement. The remaining director, Dennis Cox, appointed Shimon Citron and Shlomo Rothman to fill the two vacant positions on February 2, 2004, to serve until their re-election, removal or resignation. Thereafter, Mr. Cox also resigned without disagreement on February 2, 2004. On February 2, 2004, Mr. Citron and

Mr. Rothman appointed Oded Zucker to fill the directorship left vacant by Mr. Cox's resignation until his re-election, removal or resignation.

Shimon Citron, Director, Age 48 - Mr. Citron is a founder of the company and also acts as the CEO and a Director of the company's wholly owned subsidiaries in Israel and the UK. He has acted in these positions since 2001. From 1999-2001 he was the founder and President of Gigi Media Ltd., a private company based in Israel. From 1994 to 1999 he managed his own private investments in a number of startup companies in Israel.

Oded Zucker, Director, Age 38 - Mr. Zucker has been the UK Senior Vice President for Prudential Bache Inc. since 1995. He was a co-founder of the Israeli operations for Prudential Bache. He is currently responsible for a team of seven professional personnel and oversees management of over $650 million in assets.

He is a Registered Representative with the New York Stock Exchange and the NASD. He is a commodity futures Registered Representative with the NASD. He is also a Director of Nisko Projects Electronics and Communication (1990) Ltd., currently trading on the Tel Aviv Stock Exchange in Israel.

Shlomo Rothman, Director, Age 57 - Mr. Rothman has been the President and CEO of S.R. Consulting Ltd. since February 2002. S.R Consulting is a private company owned by him, and provides financial services for investment banking, mergers and acquisitions and project financing. Prior to February 2002, he was employed with the First International Bank from 1987. He held several senior positions with the bank and acted as the Senior Deputy General Manager, responsible for the retail and commercial banking divisions from January 1999 to his departure in 2002, and the Head of Marketing, Capital Markets and Investments Divisions from 1987 to 1999. He was a Director of the Tel Aviv Stock Exchange from 1989-2000 and a Director of Maalot-Israeli Rating Co. from 1995-2000. He is currently a Director of the Menorah-Gaon Investment House Ltd. and Edmond de Rothschild-Portfolio Management Ltd., both located in Israel.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Report of Independent Auditors, Ernst & Young
Audited Consolidated Balance Sheets of Zone4Play, Inc. and its subsidiaries Audited Consolidated Statements of Operations of Zone4Play, Inc.
and its subsidiaries
Audited Changes in Stockholders' Deficiency of Zone4Play, Inc.
and its subsidiaries
Audited Consolidated Statements of Cash Flows of Zone4Play, Inc.
and its subsidiaries
Notes to Consolidated Financial Statements

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) EXHIBITS.

2.1 Stock Purchase Agreement dated December 1, 2003 between Zone4play, Inc. and Old Goat Enterprises, Inc., replacing the Stock Purchase Agreement dated December 18, 2003, which was filed as an exhibit to the quarterly report of Old Goat Enterprises, Inc. on Form 10-QSB for the quarter ended December 31, 2003 filed with the Securities and Exchange Commission on January 20, 2004.
3.1   Certificate of Amendment. (1)
16.1  Letter from Peach Goddard Chartered Accountants dated February 5, 2004.
      (1)

(1) Filed as an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2004.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         ZONE 4 PLAY, INC. (FORMERLY OLD GOAT ENTERPRISES, INC.)




                         /s/ Shimon Citron
                             ------------------
                                Shimon Citron,
                                Chief Executive Officer and President



Date: April 5, 2004

                       ZONE4PLAY INC. AND ITS SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)


                        CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2003
                                IN U.S. DOLLARS




                                      INDEX




                                                                       PAGE
                                                                      ------
  REPORT OF INDEPENDENT AUDITORS                                         2

  CONSOLIDATED BALANCE SHEETS                                          3 - 4

  CONSOLIDATED STATEMENTS OF OPERATIONS                                  5

  STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY                      6

  CONSOLIDATED STATEMENTS OF CASH FLOWS                                  7

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                           8 - 20







                              - - - - - - - - - - -

                         REPORT OF INDEPENDENT AUDITORS

                             TO THE SHAREHOLDERS OF

                                 ZONE4PLAY INC.
                         (A DEVELOPMENT STAGE COMPANY)



      We have audited the accompanying consolidated balance sheets of Zone4Play Inc. ("the Company") and its subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders' deficiency and cash flows for each of the two years then ended, and for the period from April 2001 through December 2001, and for the period from April 2001 (commencement of operations) through December 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


      In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the financial position of the Company and its subsidiaries as of December 31, 2003 and 2002, and the consolidated results of their operations, and cash flows for each of the two years then ended, and for the period from April 2001 through December 2001, and for the period from April 2001 (commencement of operations) through December 2003, in conformity with accounting principles generally accepted in the United States.





Tel-Aviv, Israel                            KOST FORER GABBAY & KASIERER
April 5, 2004                               A Member of Ernst & Young Global

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
U.S. DOLLARS


                                                                 DECEMBER 31,
                                                             -------------------
                                                               2003       2002
                                                             --------   --------
  ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                  $ 49,882   $    816
  Trade receivables                                            46,313         --
  Accounts receivable and prepaid expenses                     10,037     13,777
                                                             --------   --------

Total current assets                                          106,232     14,593
                                                             --------   --------

SEVERANCE PAY FUND                                             24,714     22,846
                                                             --------   --------

PROPERTY AND EQUIPMENT, NET                                    55,696     55,487
                                                             --------   --------

Total assets                                                 $186,642   $ 92,926
                                                             ========   ========


The accompanying notes are an integral part of the consolidated financial statements.

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
U.S. DOLLARS (EXCEPT SHARE DATA)

                                                                                            DECEMBER 31,
                                                                                    --------------------------
                                                                                        2003           2002
                                                                                    -----------    -----------
          LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
Short-term bank credit                                                              $    36,853    $    36,947
Short-term loans from stockholders and others                                           484,295             --
Trade payables                                                                           77,547         61,428
Employees and payroll accruals                                                          161,887        161,394
Advance payments from customers                                                         243,500        196,000
Accrued expenses and other liabilities                                                   26,825          8,224
                                                                                    -----------    -----------
Total current liabilities                                                             1,030,907        463,993
                                                                                    -----------    -----------
LONG-TERM LIABILITIES:
Accrued severance pay                                                                    92,491         66,844
Long-term loan                                                                               --         56,443
                                                                                    -----------    -----------

                                                                                         92,491        123,287
                                                                                    -----------    -----------
COMMITMENTS AND CONTINGENT LIABILITIES

STOCKHOLDERS' DEFICIENCY:
Common stock of $ 0.001 par value:
          Authorized: 10,000 shares as of December 31, 2003 and 2002; Issued and outstanding: 9,995 and 100 shares as of December 31, 2003 and 2002,
          respectively                                                                       10           *) -
Deficit accumulated during the development stage                                       (936,766)      (494,354)
                                                                                    -----------    -----------

Total stockholders' deficiency                                                         (936,756)      (494,354)
                                                                                    -----------    -----------

                                                                                    $   186,642    $    92,926
                                                                                    ===========    ===========

*) Represents an amount lower than $ 1.

The accompanying notes are an integral part of the consolidated financial statements.

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
U.S. DOLLARS (EXCEPT SHARE DATA)

                                                                          PERIOD FROM    PERIOD FROM
                                                                           APRIL 2001     APRIL 2001
                                                                         (COMMENCEMENT  (COMMENCEMENT
                                                   YEAR ENDED           OF OPERATIONS)  OF OPERATIONS)
                                                  DECEMBER 31,             THROUGH         THROUGH
                                           --------------------------    DECEMBER 31,    DECEMBER 31,
                                               2003           2002           2001           2003
                                           -----------    -----------    -----------    -----------
Revenues:
Software applications                      $   173,707    $    60,668    $     4,529    $   238,904
Sale of software applications to related
party                                          380,000        128,340             --        508,340
                                           -----------    -----------    -----------    -----------
Total revenues                                 553,707        189,008          4,529        747,244
Cost of revenues                               194,904         97,192             --        292,096
                                           -----------    -----------    -----------    -----------
Gross profit                                   358,803         91,816          4,529        455,148
                                           -----------    -----------    -----------    -----------
Operating expenses:
Research and development                       504,153        497,523         11,157      1,012,833
Selling and marketing                          144,919         59,811             --        204,730
General and administrative                     108,471         21,735             --        130,206
                                           -----------    -----------    -----------    -----------
Total operating expenses                       757,543        579,069         11,157      1,347,769
                                           -----------    -----------    -----------    -----------
Operating loss                                 398,740        487,253          6,628        892,621
Financial expenses, net                         43,672            463             10         44,145
                                           -----------    -----------    -----------    -----------
Net loss                                   $   442,412    $   487,716    $     6,638    $   936,766
                                           ===========    ===========    ===========    ===========
Basic and diluted net loss per share       $      (111)   $    (4,877)   $       (89)   $      (235)
                                           ===========    ===========    ===========    ===========
Weighted average number of common
stock used in computing basic and
diluted net loss per share                       3,981            100             75          3,981
                                           ===========    ===========    ===========    ===========


The accompanying notes are an integral part of the consolidated financial statements.

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
--------------------------------------------------------------------------------
U.S. DOLLARS (EXCEPT SHARE DATA)



                                                                     DEFICIT
                                                                   ACCUMULATED
                                        COMMON                      DURING THE       TOTAL
                                        STOCK                      DEVELOPMENT  STOCKHOLDERS'
                                        NUMBER     SHARE CAPITAL      STAGE       DEFICIENCY
                                      ---------   --------------   -----------  --------------
Balance as of April 2, 2001
(commencement of operations)                 --   $           --   $        --  $           --

Issuance Common stock                       100             *)--                          *)--
Net loss                                     --               --        (6,638)         (6,638)
                                      ---------   --------------   -----------  --------------

Balance as of December 31, 2001             100             *)--        (6,638)         (6,638)

Net loss                                     --               --      (487,716)       (487,716)
                                      ---------   --------------   -----------  --------------

Balance as of December 31, 2002             100             *)--      (494,354)       (494,354)

Issuance of Common stock                  9,895               10            --              10
Net loss                                     --               --      (442,412)       (442,412)
                                      ---------   --------------   -----------  --------------

Balance as of December 31, 2003           9,995   $           10   $  (936,766) $     (936,756)
                                      =========   ==============   ===========  ==============


*) Represents an amount lower than $ 1.


The accompanying notes are an integral part of the consolidated financial statements.

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
U.S. DOLLARS



                                                                              PERIOD FROM    PERIOD FROM
                                                                                APRIL 2001     APRIL 2001
                                                                              (COMMENCEMENT  (COMMENCEMENT
                                                             YEAR ENDED       OF OPERATIONS) OF OPERATIONS)
                                                             DECEMBER 31,        THROUGH       THROUGH
                                                       ----------------------   DECEMBER 31,  DECEMBER 31,
                                                         2003          2002        2001         2003
                                                       ---------    ---------    ---------    ---------
Cash flows from operating activities:
         Net loss                                      $(442,412)   $(487,716)   $  (6,638)   $(936,766)
         Adjustments required to reconcile net
          loss to net cash provided by
         (used in) operating activities:
         Depreciation                                     22,291        5,741           --       28,032
         Loss from sale of property                        1,702           --           --        1,702
         Increase in accounts receivable and prepaid
         expenses                                        (42,563)     (12,980)        (797)     (56,340)
         Increase in trade payables                       16,119       55,973        5,455       77,547
         Increase in employees and payroll accruals          493      155,695        5,699      161,887
         Increase in accrued expenses and other
         liabilities                                      18,601        6,724        1,500       26,825
         Increase in advance payment from customer        47,500      196,000           --      243,500
         Accrued severance pay, net                       23,779       43,998           --       67,777
                                                       ---------    ---------    ---------    ---------

Net cash provided by (used in) operating activities     (354,490)     (36,565)       5,219     (385,836)
                                                       ---------    ---------    ---------    ---------

Cash flows from investing activities:
         Purchase of property and equipment              (24,202)     (61,228)          --      (85,430)
                                                       ---------    ---------    ---------    ---------

Net cash used in investing activities                    (24,202)     (61,228)          --      (85,430)
                                                       ---------    ---------    ---------    ---------

Cash flows from financing activities:
         Issuance of shares                                   --           --         *)--         *)--
         Short-term bank credit, net                         (94)      36,947           --       36,853
         Receipt of short-term loans from
         stockholders
         and others                                      427,852       56,443           --      484,295
                                                       ---------    ---------    ---------    ---------

Net cash provided by financing activities                427,758       93,390         *)--      521,148
                                                       ---------    ---------    ---------    ---------

Increase (decrease) in cash and cash equivalents          49,066       (4,403)       5,219       49,882
Cash and cash equivalents at the beginning of the
         period                                              816        5,219           --           --
                                                       ---------    ---------    ---------    ---------

Cash and cash equivalents at the end of the
period                                                 $  49,882    $     816    $   5,219    $  49,882
                                                       =========    =========    =========    =========
Supplemental disclosure of cash flows information:
         Cash paid during the period for:
         Interest                                      $   4,571    $   3,830    $      10    $   8,411
                                                       =========    =========    =========    =========
Supplemental disclosure of non-cash activities:
         Issuance of Common stock                      $      10    $      --    $      --    $      10
                                                       =========    =========    =========    =========

*) Represents an amount lower than $ 1.

The accompanying notes are an integral part of the consolidated financial statements.

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS


NOTE 1:- GENERAL

      a. Zone4Play Inc. ("the Company") was incorporated under the laws of the state of Delaware on April 2, 2001. The Company develops and markets interactive games applications for Internet, portable devices and interactive TV platforms.

            The Company conducts its operations and business with and through its wholly-owned subsidiaries, Zone4Play Limited, an Israeli Corporation incorporated in July 2001, which is engaged in research and development and marketing of the applications, Zone4Play (UK) Limited, a United Kingdom Corporation, incorporated in November 2002, which is engaged in marketing of the applications.

            The Company generates revenues from sale of software applications (see Note 2g).

            The Company signed an agreement with its wholly-owned subsidiary, Zone4Play Limited, according to which the subsidiary provides research and development services, as a subcontractor, to the Company, based on a fee of cost plus 8%.

      b. The Company and its subsidiaries are devoting substantially all of its efforts toward conducting research, development and marketing of its software. The Company's and its subsidiaries' activities also include raising capital and recruiting personnel. In the course of such activities, the Company and its subsidiaries have sustained operating losses and expect such losses to continue in the foreseeable future. The Company and its subsidiaries have not generated sufficient revenues and have not achieved profitable operations or positive cash flow from operations. The Company's accumulated deficit aggregated to $ 936,756 as of December 31, 2003. There is no assurance that profitable operations, if ever achieved, could be sustained on a continuing basis.

            The Company plans to continue to finance its operations with a combination of stock issuance and private placements and revenues from product sales.

      c. On February 1, 2004, the Company was acquired by Old Goat Enterprises, Inc. ("Old Goat"), through a reverse purchase acquisition. Old Goat is a publicly traded company subject to the reporting requirements set forth in Section 12 of the Securities and Exchange Act of 1934. As a result of the transaction between the Company and Old Goat, Old Goat changed its name to Zone4Play, Inc.

            Old Goat's shares are currently traded on the OTC Bulletin Board under the trading symbol "ZFPI.BB."

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS


NOTE 1:- GENERAL (CONT.)

            The acquisition has been accounted for as a reverse acquisition, whereby Old Goat was treated as the acquiree and Zone4Play Inc. as the acquirer, primarily because Zone4Play Inc. shareholders owned a majority, approximately 58% of Old Goat Common stock, upon completion of the acquisition.

      d.    Concentration  of risk  that may have a  significant  impact  on the
            Company:

            The Company derived all of its revenues from two major customers (see Note 8).


NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES

            The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP").

      a.    Use of estimates:

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

      b.    Financial statements in U.S. dollars:

            All of the revenues of the Company and its Israeli subsidiary are generated in U.S. dollars ("dollar"). In addition, a substantial portion of the Company's and its Israeli subsidiary's costs are incurred in dollars. Company's management believes that the dollar is the primary currency of the economic environment in which the Company and its Israeli subsidiary operate. Thus, the functional and reporting currency of the Company and its Israeli subsidiary is the dollar.

            Accordingly, monetary accounts maintained in currencies other than the dollar are remeasured into U.S. dollars in accordance with Statement of Financial Accounting Standard No. 52, "Foreign Currency Translation" (SFAS No. 52"). All transactions gains and losses of the remeasurement of monetary balance sheet items are reflected in the consolidated statements of income as financial income or expenses as appropriate, and have not been significant to date for all years presented.

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS


NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

            The majority of financial transactions of Zone4Play (UK) is in pound and a substantial portion of UK's costs is incurred in pound. Management believes that the pound is the functional currency of UK subsidiary. Accordingly, the financial statements of UK have been translated into U.S. dollars. All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. Statement of operations amounts has been translated using the weighted average exchange rate for the period. The resulting translation adjustments are reported in the consolidated statements of income as financial income or expenses as appropriate, due to its immateriality.

      c.    Principles of consolidation:

            The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Intercompany transactions and balances, have been eliminated upon consolidation.

      d.    Cash equivalents:

            Cash equivalents are short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less.

      e.    Property and equipment, net:

            Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method, over the estimated useful lives of the assets, at the following annual rates:


                                                                        %
                                                                ----------------
            Computers and peripheral equipment                       20 - 33
            Electronic devices                                         15

            The Company's long-lived assets are reviewed for impairment in accordance with Statement of Financial Accounting Standard No. 144 "Accounting for the Impairment or Disposal of Long- Lived Assets" ("SFAS No. 144") whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. As of December 31, 2003, no impairment losses have been identified.

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS


NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

      f.    Severance pay:

            The Company's liability for severance pay is calculated pursuant to Israeli severance pay law based on the most recent salary of the employees multiplied by the number of years of employment as of the balance sheet date. Employees are entitled to one month's salary for each year of employment, or a portion thereof. The subsidiary's liability for its employees is fully provided by monthly deposits with severance pay funds, insurance policies and by an accrual. The value of these policies is recorded as an asset in the Company's balance sheet.

            The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israeli severance pay law or labor agreements. The value of the deposited funds is based on the cash
            surrendered  value  of  these  policies,   and  includes  immaterial
            profits.

            Severance expenses for the years ended December 31, 2003 and December 31, 2002 amounted to $ 37,674 and $ 66,844, respectively.

      g.    Revenue recognition:

            The  Company   generates   revenues  mainly  from  revenues  sharing
            agreements on its software products and from customization services.

            The Company sells its software applications through its direct sales force.

            The Company accounts for revenues shareing agreements in accordance with Statement of Position 97-2, "Software Revenue Recognition", as amended ("SOP 97-2"). The revenue from license fees is recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, no significant obligations with regard to implementation remain, the fee is fixed or determinable and collectibility is probable.

            The Company is entitled to royalties from revenue sharing arrangement upon the sublicensing of the Company's products to end-users. Royalties out of revenue sharing arrangements are recognized when such royalties are reported to the Company.

            Revenues from software licenses that require significant customization, integration and installation are recognized in accordance with Statement of Position 81-1, "Accounting for
            Performance of Construction - Type and Certain Production Type Contracts" ("SOP 81-1"), using contract accounting on a completed contract method. After delivery, if uncertainty exists about customer acceptance of the software, license revenue is not recognized until acceptance. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are first determined, in the amount of the estimated loss on the entire contract. As of December 31, 2003, no such estimated losses were identified.

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS


NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

            Estimated gross profit or loss from long-term contracts may change due to changes in estimates resulting from differences between actual performance and original forecasts. Such changes in estimated gross profit are recorded in results of operations when they are reasonably determinable by management, on a cumulative catch-up basis.

      h.    Research and development costs:

            Research and development costs are charged to the Statement of Operations as incurred. Statement of Financial Accounting Standard No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" ("SFAS No. 86"), requires capitalization of certain software development costs subsequent to the establishment of technological feasibility.

            Based on the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working models and the point at which the products are ready for general release have been insignificant. Therefore, all research and development costs have been expensed.

      i     Income taxes:

            The Company and its subsidiaries account for income taxes in accordance with Statement of Financial Accounting Standards,
            "Accounting for Income Taxes" ("SFAS No. 109"). This statement prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company and its subsidiaries provide a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

      j.    Concentrations of credit risk:

            Financial instruments that potentially subject the Group to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables. The majority of the Company's cash and cash equivalents are invested in dollar instruments with major banks in Israel, the United Kingdom and the United States. Management believes that the financial institutions that hold the Company's investments are financially sound and accordingly, minimal credit risk exists with respect to these investments. Such cash and cash equivalents in the United States may be in excess of insured limits and are not insured in other jurisdictions. However, management believes that such financial institutions are financially sound.

            The Company's trade receivables are derived from sales to large and solid organizations located mainly in the United States, the United Kingdom and Israel. The Company performs ongoing credit evaluations of its customers and to date has not experienced any material losses. In certain circumstances, the Company may require letters of credit, other collateral or additional guarantees.

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS


NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

            The  Company  and  its   subsidiaries   have  no   off-balance-sheet
            concentration credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

      k.    Fair value of financial instruments:

            The following methods and assumptions were used by the Company and its subsidiaries in estimating their fair value disclosures for financial instruments:

            The carrying amounts of cash and cash equivalents, trade receivables, accounts receivable, short-term bank credit, short-term loans, trade payables and other accounts payable approximate their fair value due to the short-term maturity of such instruments.

            Long-terms loans are estimated by discounting the future cash flows using current interest rates for loans or similar terms and maturities. The carrying amount of the long-term liabilities approximates their fair value.

      l.    Impact of recently issued accounting standard

            In December 2003, the SEC issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition," ("SAB No. 104") which revises or rescinds certain sections of SAB No. 101, "Revenue Recognition," in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The changes noted in SAB No. 104 did not have a material effect on the Company's consolidated results of operations, consolidated financial position or consolidated cash flows.


NOTE 3:- ACCOUNTS RECEIVABLE AND PREPAID EXPENSES

                                                            DECEMBER 31,
                                                       ----------------------
                                                         2003          2002
                                                       ---------    ---------
            Government authorities                     $   7,200    $  12,402
            Prepaid expenses and other                     2,837        1,375
                                                       ---------    ---------

                                                       $  10,037    $  13,777
                                                       =========    =========

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS


NOTE 4:- PROPERTY AND EQUIPMENT

                                                                 DECEMBER 31,
                                                              ------------------
                                                                2003      2002
                                                              --------  --------
Cost:
Computers and peripheral equipment                            $ 82,176  $ 58,687
Electronic devices                                               1,468     2,541
                                                              --------  --------

                                                                83,644    61,228
Accumulated depreciation:
Computers and peripheral equipment                              27,716     5,620
Electronic devices                                                 232       121
                                                              --------  --------

                                                                27,948     5,741
                                                              --------  --------

Depreciated cost                                              $ 55,696  $ 55,487
                                                              ========  ========

Depreciation expenses for the years ended December 31, 2003 and December 31, 2002, amounted to $ 22,291 and $ 5,741, respectively


NOTE 5:- SHORT-TERM BANK CREDIT

                                                                               DECEMBER 31,
                                                      -------------------------------------------------------------
                                                              INTEREST RATE                    AMOUNT
                                                      -------------------------------------------------------------
                                                          2003          2002          2003              2002
                                                      -------------------------------------------------------------
                                                                  %
                                                      -------------------------------------------------------------
          Short-term bank credit                               9.7-20.2             $   36,853          $  36,947
                                                                                    ===========         ===========
          (1) Total authorized credit lines                                         $   39,963          $  36,943
                                                                                    ===========         ===========
          (2) Weighted average interest rated at
          the end of the year                                                              13%               17%
                                                                                    ===========         ===========

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS


NOTE 6:- SHORT-TERM LOANS FROM STOCKHOLDERS AND OTHERS

      a. In December 2002, the Company signed a loan agreement with its stockholder in an amount of up to $ 500,000, for a term of two years. Up until December 2003, the Company obtained a total amount of $ 85,359.

            The loan is in U.S. dollars and bears an annual interest rate of 1.5%.

      b. The Company had received short-term loans from different companies in Israel and in the U.S. All loans were paid by the end of March 2004.


                                                            DECEMBER 31,
                                                     --------------------------
                                                        2003            2002
                                                     ----------     -----------
            Short-term loans from others             $  398,936      $        -
                                                     ==========     ===========


            The weighted average interest rate on these short-term loans as of December 31, 2003 was 0%.


NOTE 7:- COMMITMENTS AND CONTINGENT LIABILITIES

      a.    Lease commitments:

            The Company and its subsidiaries rent its facility from a related party under an operating lease agreement, which expires on August 19, 2004. The minimum rental payments and other attendant expenses under non-cancelable operating lease are as follows:

            For the period ended August 19, 2004            16,231
                                                        ---------------
                                                        $   16,231
                                                        ===============

            Total rent and other attendant expenses for the years ended December 31, 2003 and December 31, 2002, were approximately $ 19,570 and $ 25,586, respectively.

      b.    Litigation:

            In October 2002, the Company signed an agreement in the amount of $ 296,500 with a related party and a third party to provide a software application.

            According to the agreement, the Company received an advance payment in the amount of $ 196,000 from the third party.

            Due to a dispute with the third party, the software application was not delivered.

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS


NOTE 7:- COMMITMENTS AND CONTINGENT LIABILITIES (CONT.)

            In March 2003, the Company and a related party filed a claim in the Court of law in the state of Israel against the third party. During 2004, the Company's reached a settlement with all the parties involved. According to the settlement, each party dismissed its claim and the Company will provide the software application for the amount of $ 196,000 instead of $ 296,500.


NOTE 8:- SEGMENTS, CUSTOMERS AND GEOGRAPHIC INFORMATION

         Summary information about geographic areas:

         The Company manages its business on the basis of one reportable segment (see Note 1 for a brief description of the Company's business) and follows the requirements of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information".

         a. The following is a summary of operations within geographic areas, based on customer's location:


                                                                   NINE MONTHS
                                    YEAR ENDED DECEMBER 31,           ENDED
                                 ----------------------------      DECEMBER 31
                                    2003              2002             2001
                                 -----------      -----------      -----------
                                               TOTAL REVENUES
                                 ---------------------------------------------
               England           $ 153,857        $      --        $     --
               Israel                5,687          189,008           4,529
               Cyprus              380,000               --              --
               Holland              14,163               --              --

                                 $ 553,707        $ 189,008        $  4,529



         b.   Major customer data as percentage of total revenues:


                                   2003         2002       2001
                                 --------     --------   --------
              Customer A            23%           --         --
                                 ========     ========   ========
              Customer B            69%           --         --
                                 ========     ========   ========
              Customer C             --          30%         --
                                 ========     ========   ========
              Customer D             --          68%         --
                                 ========     ========   ========
              Customer E             --           --       100%
                                 ========     ========   ========

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS


NOTE 9:- SHARE CAPITAL

      a.    Shareholders' rights:

            The Common shares confer upon the holders the right to elect the directors and to receive notice to participate and vote in the general meetings of the Company, and the right to receive dividends, if and when declared.

      b.    Private placement:

            In April 2001, Zone4Play Inc. issued 100 Common shares of $ 0.001 par value in consideration of $ 0.1.

            During 2003, Zone4Play Inc. issued 9,895 shares of Common stock of $
            0.001 par value, in consideration of $ 10.

      c.    Dividends:

            In the event that cash dividends are declared in the future, such dividends will be paid in NIS. The Company does not intend to pay cash dividends in the foreseeable future.


NOTE 10:- RELATED PARTY TRANSACTIONS

      a. During 2002, the Company entered into a software development agreement with a company owned by the Chairman of the Board of Directors, who is one of the co-founders of this company. In consideration of this agreement, the Company generated revenues in a total amount of $ 128,340.

      b. During 2002, the Company entered into a software development agreement with a company owned by the founder of the Company. The Company generated revenues from this agreement in 2003, in a total amount of $ 380,000.

      c. In December 2002, the company signed a loan agreement with its stockholder in an amount of up to $ 500,000 for a term of two years. As of December 2003, the company used amount of $ 85,359 out of total credit line.

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS


NOTE 11:- INCOME TAXES

      a. Measurement of taxable income under the Income Tax Law (Inflationary Adjustments), 1985:

            Results for tax purposes of the Israeli subsidiary are measured in terms of earnings in NIS, after certain adjustments for increases in the Israeli Consumer Price Index ("CPI"). As explained in Note 2b, the financial statements are measured in U.S. dollars. The difference between the annual change in the Israeli CPI and in the NIS/dollar exchange rate causes a further difference between taxable income and the income before taxes shown in the financial statements. In accordance with paragraph 9(f) of SFAS No. 109, the Israeli subsidiary has not provided deferred income taxes on the difference between the functional currency and the tax bases of assets and liabilities.

            Israeli tax reform:

            On January 1, 2003, a comprehensive tax reform took effect in Israel. Pursuant to the reform, resident companies are subject to Israeli tax on income accrued or derived in Israel or abroad. In addition, the concept of "controlled foreign corporation" was introduced, according to which an Israeli company may become subject to Israeli taxes on certain income of a non-Israeli subsidiary if the subsidiary's primary source of income is passive income (such as interest, dividends, royalties, rental income or capital gains). The tax reform also substantially changed the system of taxation of capital gains.

      b.    Deferred income taxes:

            Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company and its subsidiaries' deferred tax assets are as follows:

                                                                        DECEMBER 31,
                                                                   ---------------------
                                                                      2003       2002
                                                                   ---------- ----------
            Operating loss carryforward                            $  327,293 $  173,273
            Reserves and allowances                                    38,350     25,860
                                                                   ---------- ----------

            Net deferred tax asset before valuation allowance         365,643    199,133
            Valuation allowance                                      (365,643)  (199,133)
                                                                   ---------- ----------

            Net deferred tax asset                                 $       -- $       --
                                                                   ========== ==========


            As of December 31, 2003, the Company and its subsidiaries have provided valuation allowances of $ 365,643, in respect of deferred tax assets resulting from tax loss carryforwards and other temporary differences. Management currently believes that since the Company and its subsidiaries have a history of losses it is more likely than not that the deferred tax regarding the loss carryforwards and other temporary differences will not be realized in the foreseeable future. The change in valuation allowance was $ 166,510.

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS


NOTE 11:- INCOME TAXES (CONT.)

      c.    Net operating losses carryforwards:

            The Company has accumulated losses for tax purposes as of December 31, 2003, in the amount of $ 760,497, which may be carried forward and offset against taxable income in the future.

            Utilization of U.S. net operating losses may be subject to substantial annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization.

            The Israeli subsidiary, a subsidiary of Zone4Play Inc. in Israel, has accumulated losses for tax purposes as of December 31, 2003, in the amount of approximately $ 141,915, which may be carried forward and offset against taxable income in the future, for an indefinite period.

            The United Kingdom subsidiary, a subsidiary of Zone4Play Inc. in United Kingdom, has accumulated losses for tax purposes as of December 31, 2003, in the amount of approximately $ 28,656, which may be carried forward and offset against taxable income in the future, for an indefinite period.

      d. The main reconciling items between the statutory tax rate of the Company and the effective tax rate are the non-recognition of the benefits from accumulated net operating losses carry forward among the various subsidiaries worldwide due to the uncertainty of the realization of such tax benefits.


NOTE 12:- FINANCIAL EXPENSES

                                                                        YEAR ENDED
                                                                        DECEMBER 31,
                                                                 ------------------------
                                                                    2003          2002
                                                                 ---------      ---------
            Financial expenses:
            Interest, bank charges and fees                      $  19,918      $   2,518
            Financial income:
            Foreign currency translation differences                23,754         (2,055)
                                                                 ---------      ---------

                                                                 $  43,672      $     463
                                                                 =========      =========

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS


NOTE 13:- SUBSEQUENT EVENTS

            In April 2004, Zone4Play,  Inc (formerly ,"Old Goat ") completed a $
            1.2 million private placement, consisting of 1,500,000 shares of its Common stock of $ 0.001 par value with a group of institutional and individual investors (see note 1c).




                               - - - - - - - - - -